NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Fourth-Quarter GAAP Operating Profit Growth of 14%;
Delivers Fourth-Quarter Core Operating Profit Growth of 27%;
On Track with Strategic Transformation to Accelerate Growth

Louisville, KY (February 9, 2017) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 31, 2016. Fourth-quarter GAAP EPS from Continuing Operations was $0.76, an increase of 15%. Full-year GAAP EPS from Continuing Operations was $2.48, an increase of 18%. Fourth-quarter EPS from Continuing Operations excluding Special Items was $0.79, an increase of 19%. Full-year EPS from Continuing Operations excluding Special Items was $2.45, an increase of 5%.

GREG CREED & DAVID GIBBS COMMENTS
“2016 was a landmark year for Yum! Brands,” said Greg Creed, CEO. “Not only did we complete the spin-off of Yum China as an independent and powerful growth company, but we also launched a new multi-year strategic transformation of Yum! Brands. By being more focused, more franchised and more efficient, we will strengthen and grow our KFC, Pizza Hut and Taco Bell brands around the world, creating significant long-term value for all our stakeholders. I’m encouraged by strong fourth-quarter results and early progress on unlocking growth through our four key drivers: Distinctive, Relevant Brands; Unmatched Franchise Operating Capability; Bold Restaurant Development; and Unrivaled Culture and Talent.”

David Gibbs, President and CFO, continued “I am pleased with our fourth quarter core operating profit growth of 27%, which was a solid end to an extraordinary year. As a testament to the power of our brands, KFC and Taco Bell had relatively strong performance in December, despite difficult U.S. industry conditions. This momentum has continued into the new year. As we look forward, we are confident in our three-year plans and there is no change to our long-term guidance.”

SUMMARY FINANCIAL TABLE

	Fourth Quarter			Full Year
	2016	2015	% Change	2016	2015	% Change
GAAP EPS from Continuing Operations	$0.76	$0.66	15%	$2.48	$2.11	18%
Special Items EPS[1]	$(0.03)	$(0.01)	NM	$0.03	$(0.22)	NM
EPS from Continuing Operations Excluding Special Items	$0.79	$0.67	19%	$2.45	$2.33	5%
1See Reconciliation of GAAP Results to Non-GAAP Measurements for further detail of Special Items.

All comparisons are versus the same period a year ago. Effective January 2016, the three restaurant brands of our India business were integrated into our global KFC, Pizza Hut and Taco Bell Divisions. Prior year figures have been restated to present comparable results.

Historical GAAP information attributable to our China operations prior to the separation is included in Discontinued Operations. Historical KFC and Pizza Hut segment results have been adjusted to reflect a 3% license fee between Yum! Brands, Inc. and Yum China Holdings, Inc. that was previously eliminated within our consolidated financial statements. A corresponding 3% license expense is included in Discontinued Operations such that there is no impact on previously reported net income.

Unless otherwise noted, all results include a 53rd week in 2016.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

System Sales growth figures exclude foreign currency translation ("F/X") and Core Operating Profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of GAAP results to non-GAAP measurements within this release for further details.

FOURTH-QUARTER HIGHLIGHTS

●	Completed the separation of Yum China Holdings, Inc. on October 31, 2016.
●	GAAP EPS from Continuing Operations of $0.76, reflecting 15% growth. EPS from Continuing Operations excluding Special Items of $0.79, reflecting 19% growth.
●	Total restaurant openings of 1,188.
●	Foreign currency translation negatively impacted operating profit by $11 million.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+8	+3	+3	+12	+15
Pizza Hut Division	+3	(2)	+2	+19	+21
Taco Bell Division	+12	+3	+3	+27	+27
Worldwide	+8	+1	+3	+14	+27

Results Excluding 53rd Week (% Change)
	System Sales	Core Operating Profit
KFC Division	+6	+11
Pizza Hut Division	Even	+16
Taco Bell Division	+6	+19
Worldwide	+4	+21

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales growth of 5%, excluding foreign currency translation.
●	During the year, we returned over $6 billion in capital through quarterly dividends and through repurchasing approximately 68 million shares.
●	Total restaurant openings of 2,316; Net-unit growth of 3%.
●	Foreign currency translation negatively impacted operating profit by $55 million.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+7	+3	+3	+5	+11
Pizza Hut Division	+2	(1)	+2	+7	+9
Taco Bell Division	+6	+2	+3	+11	+10
Worldwide	+5	+1	+3	+16	+13

Results Excluding 53rd Week (% Change)
	System Sales	Core Operating Profit
KFC Division	+6	+10
Pizza Hut Division	+1	+7
Taco Bell Division	+4	+8
Worldwide	+4	+11

KFC DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	20,604	19,952	+3	NA	20,604	19,952	+3	NA
System Sales Growth			+6	+8			+2	+7
Same-Store Sales Growth (%)	+3	+3	NM	NM	+3	+1	NM	NM
Franchise & License Fees ($MM)	345	321	+8	+10	1,066	1,032	+3	+8
Restaurant Margin (%)	15.0	14.0	1.0	1.1	14.7	14.0	0.7	0.7
Operating Profit ($MM)	284	253	+12	+15	874	832	+5	+11
Operating Margin (%)	27.2	25.3	1.9	1.9	27.1	25.7	1.4	1.3

●	KFC Division system sales increased 8% for the quarter and 7% for the year, excluding foreign currency translation.

% Change
	Int'l Emerging Markets		Int'l Developed Markets		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+8	+8	+8	+6	+8	+4
Same-Store Sales Growth	+3	+3	+1	+1	+4	+3

●	KFC Division opened 593 new international restaurants during the quarter.
○ For the year, KFC Division opened 1,086 new international restaurants in 81 countries, including 885 units in emerging markets.
●	Operating margin increased 1.9 percentage points for the quarter and 1.4 percentage points for the year driven by franchise net-unit development and same-store sales growth.
●
The 53rd week provided a benefit of 2 percentage points to system sales growth and 4 percentage points to core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 1 percentage point to both system sales growth and core operating profit growth.

●	Foreign currency translation negatively impacted operating profit by $8 million for the quarter and $48 million for the year.

KFC MARKETS[1]	Percent of KFC System Sales[2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
China	27%	+4	+6
Asia (e.g. Malaysia, Indonesia, Philippines)	6%	+12	+10
Africa	5%	+18	+11
Middle East / Turkey / North Africa	4%	+1	+3
Latin America (e.g. Mexico, Peru)	4%	+11	+8
Russia	3%	+34	+33
Thailand	2%	+1	+6
Continental Europe (e.g. Poland)	2%	+18	+17
India	1%	+16	+7
Developed Markets
U.S.	18%	+8	+4
U.K.	7%	+12	+5
Australia	7%	+14	+7
Asia (e.g. Japan, Korea, Taiwan)	6%	+2	+3
Continental Europe (e.g. France, Germany)	5%	+4	+8
Canada	2%	+11	+7
Latin America (e.g. Puerto Rico)	1%	+3	Even
1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.

PIZZA HUT DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	16,409	16,063	+2	NA	16,409	16,063	+2	NA
System Sales Growth			+2	+3			Even	+2
Same-Store Sales Growth (%)	(2)	Even	NM	NM	(1)	Even	NM	NM
Franchise & License Fees ($MM)	196	189	+4	+5	617	605	+2	+4
Restaurant Margin (%)	8.5	9.6	(1.1)	(1.0)	8.3	9.7	(1.4)	(1.6)
Operating Profit ($MM)	118	100	+19	+21	370	347	+7	+9
Operating Margin (%)	36.0	27.0	9.0	9.3	33.3	28.5	4.8	4.7

●	Pizza Hut Division system sales increased 3% for the quarter and 2% for the year, excluding foreign currency translation.

% Change
	Int'l Emerging Markets		Int'l Developed Markets		U.S.
	Fourth Quarter	Full Year	Fourth Quarter	Full Year	Fourth Quarter	Full Year
System Sales Growth (Ex F/X)	+5	+4	+5	+2	+1	+1
Same-Store Sales Growth	(2)	(4)	Even	Even	(4)	Even

●	Pizza Hut Division opened 379 new international restaurants during the quarter.
○ For the year, Pizza Hut Division opened 745 new international restaurants in 74 countries, including 551 units in emerging markets.
●	Operating margin increased 9.0 percentage points for the quarter and 4.8 percentage points for the year driven by decreased G&A as a result of lower litigation costs and refranchising.
●
The 53rd week provided a benefit of 3 percentage points to system sales growth and 5 percentage points to core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 1 percentage point to system sales growth and 2 percentage points to core operating profit growth.

●	Foreign currency translation negatively impacted operating profit by $2 million for the quarter and $7 million for the year.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
China	17%	+7	+4
Latin America (e.g. Mexico, Peru)	5%	+4	+6
Middle East / Turkey / Africa	4%	Even	Even
Asia (e.g. Malaysia, Indonesia, Philippines)	4%	+5	+4
India	1%	+9	+1
Continental Europe (e.g. Poland)	1%	+5	+9
Developed Markets
U.S.	47%	+1	+1
Asia (e.g. Japan, Korea, Taiwan)	6%	Even	(4)
U.K.	6%	+7	+5
Continental Europe (e.g. France, Germany)	4%	+4	+6
Canada	2%	+11	+9
Australia	2%	+11	Even
Latin America (e.g. Puerto Rico)	1%	+4	+2
1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.

TACO BELL DIVISION

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Restaurants	6,604	6,407	+3	NA	6,604	6,407	+3	NA
System Sales Growth			+12	+12			+6	+6
Same-Store Sales Growth (%)	+3	+4	NM	NM	+2	+5	NM	NM
Franchise & License Fees ($MM)	159	138	+14	+14	485	447	+8	+9
Restaurant Margin (%)	23.4	23.6	(0.2)	(0.2)	22.2	22.2	Even	Even
Operating Profit ($MM)	192	150	+27	+27	593	536	+11	+10
Operating Margin (%)	29.3	24.8	4.5	4.5	29.3	26.9	2.4	2.4

●	Taco Bell Division system sales increased 12% for the quarter and 6% for the year.
●	Taco Bell Division opened 134 new restaurants in the fourth quarter. For the year, Taco Bell Division opened 294 new restaurants.
●	Operating margin increased 4.5 percentage points for the quarter and 2.4 percentage points for the year driven by same-store sales growth, decreased G&A and franchise net-unit development.
●
The 53rd week provided a benefit of 6 percentage points to system sales growth and 8 percentage points to core operating profit growth for the quarter. For the year, the 53rd week provided a benefit of 2 percentage points to both system sales growth and core operating profit growth.

SPECIAL ITEMS / REFRANCHISING / OTHER

●
Beginning in 2017, we removed the reporting lags from our international subsidiary fiscal calendars. To accommodate these changes, Yum! Brands will now report on a monthly calendar basis though certain subsidiaries, including our U.S. subsidiaries, will continue to be included in our consolidated results on a periodic basis with 3, 3, 3 & 4 periods in each quarter, respectively. Refer to the 8-K filed January 31, 2017 for details. 2017 quarter-end dates can be found on our website at www.yum.com/investors. We will provide restated comparable 2016 quarterly results by the beginning of April.

●
During the quarter, we refranchised 232 restaurants, including 120 KFC, 83 Pizza Hut and 29 Taco Bell units, for proceeds of $200 million. We recorded refranchising gains of $64 million in Special Items. As of year end, our franchise ownership mix was 93%.

●
During the quarter, we incurred $39 million in Special Items related to the strategic transformation of Yum! Brands, the biggest component of which were severance costs. In addition, we recorded a non-cash charge of $30 million in Special Items related to share-based compensation award modifications related to the separation of Yum China Holdings, Inc. Additionally, a Special Items charge of $24 million was incurred during the quarter related to settlement charges associated with payouts from a deferred vested pension payout program.

SHARE REPURCHASES
As of December 31, 2016, there was $1.9 billion remaining in share repurchase authorization through year end 2017.

	Fourth Quarter		Full Year
	Pre-Separation	Post-Separation	Pre-Separation	Post-Separation
Spend ($BN)	$1.1	$0.6	$4.9	$0.6
Number of Shares (MM)	12.5	9.1	58.8	9.1
Average Price per Share	$89	$63	$83	$63

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, February 9, 2017. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 11:30 a.m. Eastern Time Thursday, February 9, 2017 through midnight Wednesday, March 8, 2017. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback passcode is 24322927.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website at www.yum.com/investors and selecting “Q4 2016 Earnings Conference Call” under “Events & Presentations.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details and definitions of terms are available at www.yum.com/investors. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections as well as our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; the success of our franchisees and licensees; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 43,500 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America. The company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in international retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/31/16	12/26/15	B/(W)	12/31/16	12/26/15	B/(W)

Company sales	$1,324	$1,328	—	$4,200	$4,356	(4)
Franchise and license fees and income	700	648	8	2,166	2,084	4
Total revenues	2,024	1,976	2	6,366	6,440	(1)

Company restaurant expenses
Food and paper	400	404	1	1,269	1,348	6
Payroll and employee benefits	345	344	(1)	1,109	1,131	2
Occupancy and other operating expenses	348	357	3	1,120	1,168	4
Company restaurant expenses	1,093	1,105	1	3,498	3,647	4

General and administrative expenses	430	381	(13)	1,161	1,099	(6)
Franchise and license expenses	60	96	36	202	237	15
Closures and impairment (income) expenses	3	7	60	14	15	11
Refranchising (gain) loss	(64)	(44)	44	(141)	23	NM
Other (income) expense	13	2	NM	7	17	58
Total costs and expenses, net	1,535	1,547	1	4,741	5,038	6

Operating Profit	489	429	14	1,625	1,402	16
Interest expense, net	136	38	NM	307	141	NM
Income before income taxes	353	391	(10)	1,318	1,261	4
Income tax provision	68	101	33	324	325	—
Income from continuing operations	285	290	(2)	994	936	6
Income (loss) from discontinued operations	(18)	(15)	(25)	625	357	75
Net income	$267	$275	(3)	$1,619	$1,293	25

Effective tax rate from Continuing Operations	19.4%	26.0%	6.6 ppts.	24.6%	25.8%	1.2 ppts.

Basic EPS from Continuing Operations
EPS	$0.77	$0.67	16	$2.52	$2.15	17
Average shares outstanding	368	433	15	394	436	10

Diluted EPS from Continuing Operations
EPS	$0.76	$0.66	15	$2.48	$2.11	18
Average shares outstanding	374	439	15	400	443	10

Basic EPS from Discontinued Operations
EPS	$(0.05)	$(0.03)	(47)	$1.59	$0.82	93
Average shares outstanding	368	433	15	394	436	10

Diluted EPS from Discontinued Operations
EPS	$(0.05)	$(0.03)	(47)	$1.56	$0.81	94
Average shares outstanding	368	433	15	400	443	10

Dividends declared per common share	$0.81	$0.92		$1.73	$1.74

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/31/16	12/26/15	B/(W)	12/31/16	12/26/15	B/(W)

Company sales	$697	$678	3	$2,166	$2,203	(2)
Franchise and license fees and income	345	321	8	1,066	1,032	3
Total revenues	1,042	999	4	3,232	3,235	—

Company restaurant expenses
Food and paper	237	231	(3)	736	757	3
Payroll and employee benefits	163	159	(2)	509	513	1
Occupancy and other operating expenses	193	193	—	602	625	4
Company restaurant expenses	593	583	(2)	1,847	1,895	3
General and administrative expenses	132	126	(4)	391	401	2
Franchise and license expenses	28	32	3	108	100	(9)
Closures and impairment (income) expenses	4	6	31	11	9	(18)
Other (income) expense	1	(1)	NM	1	(2)	NM
Total costs and expenses, net	758	746	(2)	2,358	2,403	2
Operating Profit	$284	$253	12	$874	$832	5

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.0	34.1	0.1 ppts.	34.0	34.3	0.3 ppts.
Payroll and employee benefits	23.3	23.5	0.2 ppts.	23.5	23.3	(0.2 ppts.)
Occupancy and other operating expenses	27.7	28.4	0.7 ppts.	27.8	28.4	0.6 ppts.
Restaurant margin	15.0%	14.0%	1.0 ppts.	14.7%	14.0%	0.7 ppts.

Operating margin	27.2%	25.3%	1.9 ppts.	27.1%	25.7%	1.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/31/16	12/26/15	B/(W)	12/31/16	12/26/15	B/(W)

Company sales	$131	$179	(27)	$494	$609	(19)
Franchise and license fees and income	196	189	4	617	605	2
Total revenues	327	368	(11)	1,111	1,214	(8)

Company restaurant expenses
Food and paper	37	49	26	137	169	19
Payroll and employee benefits	40	57	27	156	190	17
Occupancy and other operating expenses	43	56	25	160	191	16
Company restaurant expenses	120	162	26	453	550	18
General and administrative expenses	78	92	15	241	272	12
Franchise and license expenses	14	13	(14)	49	44	(13)
Closures and impairment (income) expenses	(3)	1	NM	—	3	93
Other (income) expense	—	—	NM	(2)	(2)	37
Total costs and expenses, net	209	268	22	741	867	15
Operating Profit	$118	$100	19	$370	$347	7

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.1	27.9	(0.2 ppts.)	27.7	27.8	0.1 ppts.
Payroll and employee benefits	31.2	31.3	0.1 ppts.	31.7	31.1	(0.6 ppts.)
Occupancy and other operating expenses	32.2	31.2	(1.0 ppts.)	32.3	31.4	(0.9 ppts.)
	8.5%	9.6%	(1.1 ppts.)	8.3%	9.7%	(1.4 ppts.)

Operating margin	36.0%	27.0%	9.0 ppts.	33.3%	28.5%	4.8 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/31/16	12/26/15	B/(W)	12/31/16	12/26/15	B/(W)

Company sales	$496	$471	5	$1,540	$1,544	—
Franchise and license fees and income	159	138	14	485	447	8
Total revenues	655	609	7	2,025	1,991	2

Company restaurant expenses
Food and paper	126	124	(2)	396	422	6
Payroll and employee benefits	142	128	(11)	444	428	(4)
Occupancy and other operating expenses	112	108	(4)	358	352	(2)
Company restaurant expenses	380	360	(6)	1,198	1,202	—
General and administrative expenses	73	89	17	213	230	7
Franchise and license expenses	9	11	21	21	22	7
Closures and impairment (income) expenses	2	—	NM	3	3	(3)
Other (income) expense	(1)	(1)	NM	(3)	(2)	80
Total costs and expenses, net	463	459	(1)	1,432	1,455	2
Operating Profit	$192	$150	27	$593	$536	11

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	25.5	26.4	0.9 ppts.	25.7	27.3	1.6 ppts.
Payroll and employee benefits	28.5	27.2	(1.3 ppts.)	28.8	27.7	(1.1 ppts.)
Occupancy and other operating expenses	22.6	22.8	0.2 ppts.	23.3	22.8	(0.5 ppts.)
	23.4%	23.6%	(0.2 ppts.)	22.2%	22.2%	—

Operating margin	29.3%	24.8%	4.5 ppts.	29.3%	26.9%	2.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	12/31/2016	12/26/2015
ASSETS
Current Assets
Cash and cash equivalents	$704	$313
Accounts and notes receivable, less allowance: $13 in 2016 and $14 in 2015	370	324
Inventories	36	40
Prepaid expenses and other current assets	238	133
Advertising cooperative assets, restricted	134	103
Current assets of discontinued operations	—	774
Total Current Assets	1,482	1,687

Property, plant and equipment, net of accumulated depreciation and amortization of $2,029 in	2,160	2,347
2016 and $2,048 in 2015
Goodwill	541	571
Intangible assets, net	151	164
Other assets	370	330
Deferred income taxes	774	591
Noncurrent assets of discontinued operations	—	2,371
Total Assets	$5,478	$8,061

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$1,132	$1,074
Income taxes payable	37	55
Short-term borrowings	66	921
Advertising cooperative liabilities	134	103
Current liabilities of discontinued operations	—	934
Total Current Liabilities	1,369	3,087

Long-term debt	9,061	3,007
Other liabilities and deferred credits	704	745
Noncurrent liabilities of discontinued operations	—	247
Total Liabilities	11,134	7,086

Redeemable noncontrolling interest	—	6

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 355 shares and 420 shares issued in 2016 and 2015, respectively	—	—
Retained earnings (Accumulated Deficit)	(5,223)	1,150
Accumulated other comprehensive income (loss)	(433)	(239)
Total Shareholders' Equity (Deficit) - YUM! Brands, Inc.	(5,656)	911
Noncontrolling interests	—	58
Total Shareholders' Equity (Deficit)	(5,656)	969
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity (Deficit)	$5,478	$8,061

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/16	12/26/15
Cash Flows - Operating Activities from Continuing Operations
Income from continuing operations	$994	$936
Depreciation and amortization	314	322
Closures and impairment (income) expenses	14	15
Refranchising (gain) loss	(141)	23
Contributions to defined benefit pension plans	(41)	(98)
Deferred income taxes	(11)	(111)
Excess tax benefit from share-based compensation	(83)	(47)
Share-based compensation expense	80	46
Changes in accounts and notes receivable	(46)	(35)
Changes in inventories	—	(3)
Changes in prepaid expenses and other current assets	6	(13)
Changes in accounts payable and other current liabilities	17	93
Changes in income taxes payable	54	24
Other, net	47	59
Net Cash Provided by Operating Activities from Continuing Operations	1,204	1,211

Cash Flows - Investing Activities from Continuing Operations
Capital spending	(422)	(461)
Proceeds from refranchising of restaurants	346	219
Other, net	52	53
Net Cash Used in Investing Activities from Continuing Operations	(24)	(189)

Cash Flows - Financing Activities from Continuing Operations
Proceeds from long-term debt	6,900	—
Repayments of long-term debt	(324)	(261)
Revolving credit facilities, three months or less, net	(701)	285
Short-term borrowings, by original maturity
More than three months - proceeds	1,400	609
More than three months - payments	(2,000)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(5,402)	(1,200)
Excess tax benefit from share-based compensation	83	47
Dividends paid on Common Stock	(744)	(730)
Debt issuance costs	(86)	—
Net transfers from discontinued operations	289	237
Other, net	(92)	(43)
Net Cash Used in Financing Activities from Continuing Operations	(677)	(1,056)
Effect of Exchange Rate on Cash and Cash Equivalents	(25)	11
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Continuing Operations	478	(23)

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	334	357
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$812	$334

See accompanying notes.

Reconciliation of GAAP Results to Non-GAAP Measurements
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results from Continuing Operations in 2016 and 2015 on a basis before Special Items.  These Special Items are described in (b), (c), (d), (e), and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of the operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings from Continuing Operations before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years ended December 31, 2016 and December 26, 2015 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year ended
	12/31/16	12/26/15	12/31/16	12/26/15
Detail of Special Items
Refranchising initiatives(b)	$64	$49	$141	$(20)
YUM's Strategic Transformation initiatives(c)	(39)	—	(71)	—
Non-cash charges associated with share-based compensation(d)	(30)	—	(30)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	(9)	(41)	(26)	(72)
Settlement charges associated with pension deferred vested project(f)	(24)	—	(25)	—
Other Special Items Income (Expense)	(1)	(1)	(3)	—
Special Items Income (Expense) - Operating Profit	(39)	7	(14)	(92)
Tax Benefit (Expense) on Special Items	28	(9)	27	(4)
Special Items Income (Expense) - Income from Continuing Operations	$(11)	$(2)	$13	$(96)
Average diluted shares outstanding	374	439	400	443
Special Items diluted EPS from Continuing Operations	$(0.03)	$(0.01)	$0.03	$(0.22)

Reconciliation of GAAP Operating Profit to Core Operating Profit and Core Operating Profit, excluding 53rd Week
GAAP Operating Profit	$489	$429	$1,625	$1,402
Special Items Income (Expense) - Operating Profit	(39)	7	(14)	(92)
Foreign Currency Impact on Reported Operating Profit	(11)	N/A	(55)	N/A
Core Operating Profit	$539	$422	$1,694	$1,494
Impact of 53rd Week	27	—	27	—
Core Operating Profit, excluding 53rd Week	$512	$422	$1,667	$1,494

Reconciliation of Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations Before Special Items
Diluted EPS from Continuing Operations	$0.76	$0.66	$2.48	$2.11
Special Items EPS	(0.03)	(0.01)	0.03	(0.22)
Diluted EPS from Continuing Operations before Special Items	$0.79	$0.67	$2.45	$2.33

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate Before Special Items
GAAP Effective Tax Rate	19.4%	26.0%	24.6%	25.8%
Impact on Tax Rate as a result of Special Items	(5.1)%	2.0%	(1.7)%	2.1%
Effective Tax Rate Before Special Items	24.5%	24.0%	26.3%	23.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,042	$327	$655	$—	$2,024

Company restaurant expenses	593	120	380	—	1,093
General and administrative expenses	132	78	73	147	430
Franchise and license expenses	28	14	9	9	60
Closures and impairment (income) expenses	4	(3)	2	—	3
Refranchising (gain) loss	—	—	—	(64)	(64)
Other (income) expense	1	—	(1)	13	13
	758	209	463	105	1,535
Operating Profit (loss)	$284	$118	$192	$(105)	$489

Quarter Ended 12/26/15	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$999	$368	$609	$—	$1,976

Company restaurant expenses	583	162	360	—	1,105
General and administrative expenses	126	92	89	74	381
Franchise and license expenses	32	13	11	40	96
Closures and impairment (income) expenses	6	1	—	—	7
Refranchising (gain) loss	—	—	—	(44)	(44)
Other (income) expense	(1)	—	(1)	4	2
	746	268	459	74	1,547
Operating Profit (loss)	$253	$100	$150	$(74)	$429

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of GAAP Results to Non-GAAP Measurements.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$3,232	$1,111	$2,025	$(2)	$6,366

Company restaurant expenses	1,847	453	1,198	—	3,498
General and administrative expenses	391	241	213	316	1,161
Franchise and license expenses	108	49	21	24	202
Closures and impairment (income) expenses	11	—	3	—	14
Refranchising (gain) loss	—	—	—	(141)	(141)
Other (income) expense	1	(2)	(3)	11	7
	2,358	741	1,432	210	4,741
Operating Profit (loss)	$874	$370	$593	$(212)	$1,625

Year Ended 12/26/15	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$3,235	$1,214	$1,991	$—	$6,440

Company restaurant expenses	1,895	550	1,202	—	3,647
General and administrative expenses	401	272	230	196	1,099
Franchise and license expenses	100	44	22	71	237
Closures and impairment (income) expenses	9	3	3	—	15
Refranchising (gain) loss	—	—	—	23	23
Other (income) expense	(2)	(2)	(2)	23	17
	2,403	867	1,455	313	5,038
Operating Profit (loss)	$832	$347	$536	$(313)	$1,402

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of GAAP Results to Non-GAAP Measurements.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year ended December 31, 2016 are preliminary.

(b)
We have historically recorded refranchising gains and losses in the U.S. as Special Items due to the scope of our U.S. refranchising program and the volatility in associated gains and losses. Beginning in 2016, we are also including all international refranchising gains and losses in Special Items. The inclusion in Special Items of these additional international refranchising gains and losses is the result of the anticipated size and volatility of refranchising initiatives outside the U.S. that will take place in connection with our previously announced plans to have at least 98% franchise ownership by the end of 2018. During the quarters ended December 31, 2016 and December 26, 2015 we recorded net refranchising gains of $64 million and $49 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2016 and December 26, 2015 we recorded net refranchising gains of $141 million and net refranchising losses of $20 million, respectively, that have been reflected as Special Items.

The fourth quarter 2016 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S. and KFC restaurants in Thailand. The net refranchising gains for the year 2016 relate primarily to refranchising Pizza Hut and Taco Bell restaurants in the U.S. The fourth quarter 2015 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S.

The net refranchising losses for the year 2015 relate to our Mexico and Korea businesses, partially offset by refranchising gains related to Taco Bell restaurants in the U.S. In 2010 we refranchised our then remaining Company-operated restaurants in Mexico. To the extent we owned it, we did not sell the real estate related to certain of these restaurants, instead leasing it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. On September 28, 2015, subsequent to our quarter ended September 5, 2015, we sold the real estate for approximately $58 million. While these proceeds exceeded the book value of the real estate, the sale represented a substantial liquidation of our Mexican operations under U.S. GAAP. Accordingly, we were required to include accumulated translation losses associated with our Mexican business within our carrying value when performing impairment evaluations in the quarters subsequent to determining that the real estate was held for sale. We recorded charges of $80 million in the year ended December 26, 2015, representing the excess of the sum of the book value of the real estate and other related assets and our accumulated translation losses over the then expected sales price. Consistent with the classification of the original market refranchising transaction, these charges were classified as Refranchising Loss within Special Items. We did not record any additional charges as a result of the consummation of the sale.

Additionally, during the quarter and year ended December 26, 2015 we recognized Special Items charges of $3 million and $16 million, respectively, within Refranchising (gain) loss associated with the decision to offer to refranchise our Pizza Hut Korea restaurants.

(c)
As part of our plan to transform our global business we took several measures to increase focus on development of brands, increase our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation initiatives”). During the quarter and year ended December 31, 2016 we recognized Special Item charges of $39 million and $71 million, respectively, related to these initiatives. The majority of these costs related to severance costs and charges associated with a voluntary retirement program offered to certain U.S. employees that were recorded within G&A expense.

(d)
In connection with the separation of Yum China we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter in our income statement. Cumulative fair value in excess of previously recorded expense as of December 31, 2016 and related costs resulted in non-cash Special Item charges of $30 million being recorded to G&A expense for the quarter and year ended December 31, 2016.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges of $9 million and $41 million for the quarters ended December 31, 2016 and December 26, 2015. During the years ended December 31, 2016 and December 26, 2015, we recognized Special Item charges of $26 million and $72 million, respectively. The majority of these costs were recorded in Franchise and license expense. These charges primarily related to the funding of investments for new back-of-house equipment for franchisees.

(f)
During the fourth quarter of 2016, the Company allowed certain former employees with deferred vested balances in the YUM Retirement Plan an opportunity to voluntarily elect an early payout of their pension benefits. As a result of payments made of $225 million related to this program exceeding the sum of service and interest costs within the Plan, we recorded a Special Items settlement charge of $24 million in G&A expense during the quarter and year ended December 31, 2016. Additionally, we incurred program costs of $1 million in the year ended December 31, 2016.